PENN TRAFFIC ENTERS AGREEMENT TO MAINTAIN LETTERS OF CREDIT AND OTHER EXTENSIONS OF CREDIT

SYRACUSE, N.Y. – The Penn Traffic Company (Pink Sheets: PTFC), entered into a forbearance agreement with all of its senior working capital lenders and General Electric Capital Corporation ("GE Capital"), as agent for the lenders, on November 3, 2009.

“We continue to work closely with our lenders and appreciate the flexibility that they have provided us with this latest agreement,” said President and Chief Executive Officer Gregory J. Young.

The company currently expects that, under the terms of the forbearance agreement, the participating lenders will continue to provide letters of credit and other forms of credit to the company through at least November 25, 2009.  This forbearance agreement was necessitated by GE Capital’s notification on October 30, 2009 that Penn Traffic was in technical default of certain provisions of its current credit agreements.

In connection with the forbearance agreement, Penn Traffic’s board of directors has retained Ronald F. Stengel, senior managing director with the firm of Conway Del Genio Gries & Co., LLC, as Penn Traffic’s chief restructuring officer, effective immediately.  His firm has worked with Penn Traffic on a variety of matters, including extensive financial advisory services from 2006 through 2008.

Penn Traffic’s procurement partner for most categories represented in the company’s retail stores, C&S Wholesale Grocers Inc., has been notified of these developments and is expected to continue providing its services to Penn Traffic without interruption.

About Penn Traffic
The Penn Traffic Company owns and operates supermarkets under the P&C, Quality and BiLo trade names in Upstate New York, Pennsylvania, Vermont and New Hampshire.  Headquartered in Syracuse, N.Y., Penn Traffic’s conventional supermarkets offer value pricing, fresh and local products, and full-service stores in convenient neighborhood locations.  The regional retailer’s P&C Fresh supermarkets combine all the features of conventional-format stores with gourmet, premium and store-made fresh products, as well as ready-to-eat foods, easy-to prepare meals and expanded natural and organic product offerings.  Retail supermarkets and consumers became Penn Traffic’s primary focus with the sale of its wholesale business segment during fiscal 2009.  More information on the company may be found at www.penntraffic.com.

Forward Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, reflecting management’s current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements preceded by, followed by or that include words such as “believe”, “anticipate”, “estimate”, “expect”, “could”, “may”, and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: risk factors set forth in the company’s annual report on Form 10-K for the fiscal year ended January 31, 2009; general economic and business conditions; economic and competitive uncertainties; the ability of the company to improve its operating performance and effectuate its business plans; the ability of the company to operate pursuant to the terms of its credit facilities and to comply with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; the ability of the company to generate cash; the ability of the company to attract and maintain adequate capital; the ability of the company to refinance our indebtedness; increases in prevailing interest rates; the ability of the company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the ability of the company to maintain contracts that are critical to its operations; potential adverse developments with respect to the company’s liquidity or results of operations; competition, including increased capital investment and promotional activity by the company’s competitors; availability, location and terms of sites for store development; the successful implementation of the company’s capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the company sponsored pension plans; the result of the pursuit of strategic alternatives; the ability of the company to pursue strategic alternatives; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending, or the commencement of any new, legal proceedings against, or governmental investigations of the company.  The company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the company will meet future results, performance or achievements expressed or implied by such forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the company does not intend to update.

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FOR PENN TRAFFIC:

Jeffrey Schoenborn of Travers Collins & Company Investor Relations, 716-464-4732, jschoenborn@traverscollins.com.